Exhibit 5.1

[FIRSTMERIT LETTERHEAD]

February 21, 2013

Board of Directors

FirstMerit Corporation

106 South Main Street

Akron, Ohio 44308

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

I am Senior Vice President, Chief Legal Officer and Secretary for FirstMerit Corporation, an Ohio corporation (“FirstMerit”). This opinion is being furnished in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by FirstMerit with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the proposed issuance by FirstMerit of common stock without par value, pursuant to the Agreement and Plan of Merger, dated as of September 12, 2012 (the “Merger Agreement”), by and between FirstMerit and Citizens Republic Bancorp, Inc., a Michigan Corporation (“Citizens”), which provides for the merger of Citizens with and into FirstMerit.

The Registration Statement includes a proxy statement/prospectus (the “Proxy Statement/Prospectus”) to be furnished to Citizens stockholders in connection with their adoption of the Merger Agreement.

In connection with rendering this opinion, I have examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of the following documents: (i) the Registration Statement (including the Proxy Statement/Prospectus); (ii) FirstMerit’s articles of incorporation, as amended; (iii) FirstMerit’s regulations; (iv) the Merger Agreement; (v) resolutions of FirstMerit’s board of directors relating to the transactions contemplated by the Merger Agreement and the Registration Statement; (vi) specimen certificates of shares of common stock of FirstMerit; and (vii) such other certificates, instruments and documents as I consider necessary or appropriate for the purposes of this opinion.

In my examination, I have assumed the genuineness of all documents submitted to me as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making my examination of the documents executed and delivered by parties other than FirstMerit, I have assumed (i) that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder, (ii) the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and (iii) the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that I have not independently established or verified, I have relied on the statements and representations of the officers and other representatives of FirstMerit and others.

For purposes of this opinion, I have assumed that prior to the issuance of any common shares of FirstMerit pursuant to the Merger Agreement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) Citizens stockholders will have adopted the Merger Agreement by the requisite vote at the Citizens special meeting; (iii) FirstMerit stockholders will have adopted the Merger Agreement and approved the issuance of the shares of common stock by the requisite vote at the FirstMerit annual meeting, (iv) certificates of merger will have been duly filed with the Secretary of State of the State of Ohio and the State of Michigan and; and (v) the certificates representing the shares of common stock of FirstMerit will have been duly executed by an authorized officer of the transfer agent for the shares of common stock and will have been registered by the registrar for the shares of common stock and will conform to the specimen thereof examined by me.

I am admitted to the Bar of the State of Ohio, and am not admitted to the Bar of any other jurisdiction other than the State of Florida and the United States District Court of the Northern District of Ohio. My examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly my opinion herein is limited to, the Ohio General Corporation Law, including the statutory provisions, all applicable provisions of the Ohio Constitution and reported judicial decisions interpreting the foregoing. I express no opinion with respect to any other law of the State of Ohio or of any other jurisdiction.

Based upon and subject to the foregoing, I am of the opinion that the shares of FirstMerit common stock, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption “Legal Matters” in the Proxy Statement/Prospectus. In giving such consent, however, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Carlton E. Langer

Carlton E. Langer

Senior Vice President, Chief Legal Officer and Secretary